UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 29, 2011

Veritec, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-15113	95-3954373
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2445 Winnetka Avenue North, Golden Valley, MN	55427
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 253-2670

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2011, the Board elected Ms. Sandra Hartfield, age 60, as a member of the Board and the Company’s audit committee.  Ms. Hartfield has over 37 years of banking knowledge and leadership experience.  Ms. Hartfield is the President and Chief Executive officer of Hartfield Financial Services.  Prior to that Ms. Hartfield was the President and Chief Executive Officer of the Electronic Banking Division of Palm Desert National Bank from 1994 to 2008.  Prior to that Ms. Hartfield was the Chief Financial Officer and Chief Administrative Officer of Palm Desert National Bank from 1989 to 1994.  Ms. Hartfield served other leadership roles in the banking industry for over 18 years before joining Palm Desert National Bank.

Ms. Hartfield has no family relationship to any other officer or director of the Company.

Ms. Hartfield is currently on the board of Palm Desert Investments but is not a member of the board of any publicly traded Companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011	By:	/s/ Van Thuy Tran
Its CEO/Executive Chair